Exhibit 99.(p).(14)

Doing the right thing – what does it mean for us? Page 02 About our code Page 03 How do I know if I’m doing the right thing? Page 04 Working with others Page 06 Acting with integrity Page 07 Conflict of interests and outside appointments Page 08 Market conduct and inside information Page 10 Malpractice, Anti-Bribery and Inducements Gifts and entertainment Page 11 Political donations and dealing with government or public officials Page 13 Expenses and company assets Page 14 Using information responsibly Page 15 Wrongdoing and speaking up Page 16 Useful information Page 18 Doing the right thing Our global code of conduct

Doing the right thing – what does it mean for us? Keith Skeoch Chief  Executive We’re  working together to  deliver our strategy to  build  a world-class investment company with an expanding global reach. This means we all have responsibilities – individual, to each other and most importantly to our customers and clients to make  sure  we look after their investments and do our best to meet their  needs  in  an  ever-changing environment. Doing the right thing is more than just complying with the letter of the law. It’s about building trust, working together and being committed to excellence in everything we do. It’s about making a positive difference to the environment and communities we work in. It’s about operating and growing responsibly so that we can keep doing these things for many years to come. To do this successfully, we need to make sure we do our jobs professionally and consistently. Our Code of Conduct gives us all a set of principles and standards we can follow and hold ourselves to. Our strategic partners, customers and clients have chosen to trust us with their business because of the excellent reputation we have for doing the right thing. Continuing to do this well will set us apart from others and reinforce confidence in our brand. Our Code of Conduct covers the whole of our business globally. It’s published on our corporate website www.standardlife.com so our clients and customers can see the standards we hold ourselves to.    We all share a responsibility to understand the Code’s principles and apply them to every action we take, every day. Doing this helps us make  sure we’re  continuing to  do the right  thing. Thank you for your commitment. Keith Skeoch Chief Executive02 Doing the right thing
Doing the right thing – what does it mean for us? We’re  working together to  deliver our strategy to  build  a world-class investment company with an expanding global reach. This means we all have responsibilities – individual, to each other and most importantly to our customers and clients to make  sure  we look after their investments and do our best to meet their  needs  in  an  ever-changing environment. Doing the right thing is more than just complying with the letter of the law. It’s about building trust, working together and being committed to excellence in everything we do. It’s about making a positive difference to the environment and communities we work in. It’s about operating and growing responsibly so that we can keep doing these things for many years to come. To do this successfully, we need to make sure we do our jobs professionally and consistently. Our Code of Conduct gives us all a set of principles and standards we can follow and hold ourselves to. Our strategic partners, customers and clients have chosen to trust us with their business because of the excellent reputation we have for doing the right thing. Continuing to do this well will set us apart from others and reinforce confidence in our brand. Our Code of Conduct covers the whole of our business globally. It’s published on our corporate website www.standardlife.com so our clients and customers can see the standards we hold ourselves to.    We all share a responsibility to understand the Code’s principles and apply them to every action we take, every day. Doing this helps us make  sure we’re  continuing to  do the right  thing. Thank you for your commitment. Keith Skeoch Chief Executive

About our code Our code has two main aims Most importantly, it encourages us all to think about what doing the right thing means in practice – for example how to ensure you are making the right decision for our customers  and clients, where you can go for help, and how you can speak up. Secondly, it summarises the main conflicts of interest areas covered by our governing principles and our policy framework. These, together with policies and procedures, contain more detailed information. Complying with this code This code applies to all our people in the UK, Ireland and Hong Kong businesses and everyone at Standard Life Investments. It could only take one serious breach of these standards to undo much of our good work. As individuals we must know what is expected of us, take personal accountability for our actions and know how to respond if someone is acting improperly. Please read this Code and think about how it applies to you. In addition to this Code of Conduct, all of our people in Standard Life Investments must also comply with additional requirements that are specific to the asset management industry. These are set out in the Code of Conduct addendum. The Code of Conduct addendum applies to all Standard Life Investments employees, contractors and secondees, and to anyone who has been advised by Risk and Compliance that they have been deemed to be an ‘access person’ or a ‘supervised person’. At the end of the Code of Conduct you will find a ‘Useful Information’ section which contains links to a number of key policies and procedures containing further information on the topics covered in the Code. What happens if I do not meet the conduct standards? Any action that falls short of the requirements of the Code of Conduct or any of our regulators, may be dealt with under Standard Life’s formal investigation and disciplinary procedures. Depending on the nature of the breach, this may be regarded as gross misconduct and result in your dismissal. In the case of contractors and agency workers, any inappropriate conduct may lead to the termination or suspension of services. We may also be obliged to submit a report to our regulators and/or the authorities. If you become aware of a breach of the Code of Conduct and/or a regulatory breach you must report this at the earliest opportunity to your manager  and/or  Risk and Compliance, or via the Speak Up helpline (see the ‘Wrongdoing and Speaking Up’ section on page 16). Not sure what to do? See speaking up on page 16. Doing the right thing 03

How do I know if I’m doing the right thing? Decisions are not always straightforward. Sometimes it will be obvious that an action is not the right thing to do, is unethical, goes beyond acceptable limits, or      is  even illegal. On other occasions it may not be clear at all. Asking yourself the questions shown in the diagram on   the next page can help you to work out whether what you are proposing to do is the right thing. Put yourself in the shoes of our customers and clients, strategic partners, colleagues, the public and regulators. How would it look to them? If you think your decision may reflect badly on Standard Life, you should speak to someone (e.g. your line manager, Risk and Compliance) about it before you act. The Wrongdoing and Speaking up section on page 16 explains where you can go to  report a  concern. Remember that everyone we work with expects us to make decisions with professionalism and good judgement. 04 Doing the right thing

Could this action break the law? Could it damage our reputation? Could it cause a compliance breach? Am I doing the right thing? What if this was reported in the media? What would our customers and clients think? Is there a potential conflict of interest? Would I feel comfortable explaining it to the regulator? Not sure what to do? See speaking up on page 16. Doing the right thing 05

Working with others How we treat others reflects on us individually and as a business. No matter  who we work with, we  value  fairness,  honesty,  respect, consistency  and  collaboration  as the hallmarks  of good  relationships. Standard Life promotes ethical practices and policies. We all have a duty to protect people from being abused and exploited, which includes taking reasonable steps to ensure that we invest in companies and work with partners and suppliers that apply the same high standards to protect against  human  rights abuses. Our customers and clients Fair treatment of our customers and clients is at the heart  of our culture and we are committed to building valuable long-term relationships with them that help them to protect and grow their assets. We aim for high standards in everything, with propositions that  are  well  designed  and  driven  by  the  needs  of customers  and  clients. We accept and respect that the needs of our customers and clients are varied and will change throughout their relationship with us. We recognise that there are times when they could be vulnerable and we will listen to them, responding in a flexible manner that is understandable and accessible. We’re all expected to treat our customers and clients  with fairness and respect, including in all of our communications. Who do you work with? ¬ Customers and clients ¬ Strategic partners ¬ Our people ¬ Governments and regulators ¬ Our shareholders ¬ Industry bodies ¬ Suppliers ¬ The media The same principles apply no matter who you work with. What should I do if.. .…I’ve been asked a question but I don’t think I have all the facts, or it’s about something I’m not very knowledgeable on? Say that you’ll find out more about the situation and respond later. If you feel it’s appropriate to give an initial view, be clear about any assumptions you’ve made and say that you will confirm your view later, and that it may change. Our people We treat people fairly and with respect. We are committed to creating an open, safe and supportive working environment that drives high levels of engagement and performance. We’re not all the same. We accept and respect our differences – and embrace the richness this diversity can bring  to  our relationships. We expect you to behave professionally at work and outside of work when representing the company and that you consider the impact of your behaviour on others. We don’t engage in or tolerate harassment, bullying, intimidation or offensive behaviour in any shape or form. We take care not to place ourselves or those around us in danger, and we respect local health and safety policies. Our communications There are more ways than ever to communicate with each other. Think about what you need to say and who you need to say it to. Verify the facts before  making a  statement. Choose the most appropriate method of communication and be particularly careful when using social media. However we say it, what we say should be timely, clear,   fair and not misleading. It needs to present a fair picture and be appropriate to the intended    audience. Don’t make public statements that could be interpreted as Standard Life’s view on the matter, unless you are authorised to do so. Do you need to say it? ¬ Never say anything you wouldn’t be comfortable being personally identified with ¬ Think about whether you need to say it at all ¬ Every document, phone call, email and instant message is a record that may become public 06 Doing the right thing Not sure what to do? See speaking up on page 16.

Acting with integrity Acting with integrity and being a responsible business is fundamental  to  the  way  in  which Standard Life operates. We all have a basic responsibility to comply with the law, regulations, statutory codes, company policies and authorisations relevant to our roles. However,  acting  with  integrity  is  a  higher  standard.  It  involves  more  than  just  complying with the letter of the law. It requires us to think about every action we take – before we        take it – to  ensure we are doing the right thing and acting in the interests of our customers   and clients. Failing to  meet a high ethical standard will reflect poorly on you individually and   on Standard Life as a    business. Compliance with regulations and laws We are committed to ensuring compliance with the requirements of our regulators and legal frameworks in   all the countries in which we    operate. We all have a duty to be aware of the requirements,   to comply with them and if in doubt seek advice. Personal integrity We all have a duty to notify important changes of personal circumstances (for example by submitting a change of name or address), as well as matters that may have a bearing on our role within Standard Life. This includes criminal proceedings. Anti-competitive behaviour We must take care to avoid practices that may be viewed as anti-competitive, for example sharing confidential  information  with  our competitors. Training We must all attain and maintain the competency required to perform effectively in our roles. It is important that we all take responsibility for our own personal  development. To support this, Standard Life provides a number of mandatory training modules that all staff must complete on joining the company and then at least annually. We will also provide opportunities for training that are relevant  to  your role. Accurate reporting Standard Life is committed to complete, accurate and timely reporting to the market and the authorities, including regulators. Those of us who are responsible for accounting and financial record keeping duties have an obligation to ensure that all transactions, funds, assets, revenues and expenses are accounted for correctly. Money Laundering Money  laundering  is  the  attempt  to  hide  or  disguise the origin of funds to conceal criminal activity. Financial services  companies  can  often  be  targeted  by money launderers. We all have a duty to look out for and report suspicious  activity. We have a duty to ensure that identity and other    checks are conducted for new business relationships including customers and clients, third parties, partners and  suppliers. We must ensure we only receive or pay money to  individuals and entities that have been suitably identified and verified in accordance with local legal requirements. Tax Evasion Tax  evasion  is  the  act  of  intentionally  underpaying tax.  This  is  a  criminal  offence  and  can  be  committed at an individual or corporate level. It is also an offence  to facilitate another party’s actions in evading tax. We must ensure we take all reasonable measures to avoid facilitating another  party’s  actions  in  evading tax, and only work with other parties who apply the same  high  standards. Not sure what to do? See speaking up on page 16. Doing the right thing 07

Conflicts of interest and outside appointments What is a conflict of interest? A conflict of interest is any situation where the interests of the Company, or of our people, are in competition with those of a customer or client leading to a risk that a customer or client may be adversely affected. Conflicts generally fit into one of two categories: 1. Those that arise while conducting business for Standard Life and on behalf of   its customers/clients (i.e. the Company’s interest conflicts with a customer’s/client’s interest, or a client’s interest conflicts  with  another  customer’s/client’s  interest) 2. Those resulting from personal activities of our   people outside of Standard Life (e.g. outside appointments, involvement in public affairs, personal political  donations) Across the different aspects of our business (ie asset management, pensions and savings, platforms and advice), we provide a range of customer and client services and play multiple roles. We need to ensure that our decisions and actions do not lead us to further our own interests rather than acting in the best interest of our customers and clients. We all have a duty to avoid conflicts of interest if we  can. Sometimes it’s not possible – and in that case we have a duty to declare the conflict and deal with it fairly and transparently. We all must avoid outside appointments and personal, business or investment activities that may conflict with  the interests of Standard Life, our customers and  clients. In addition to the above, anyone working for Standard Life Investments must also comply with the conflict of    interest requirements set out in the Global Code of Conduct Addendum. What are outside appointments? Outside appointments are any positions held with any organisations outside Standard Life by any Standard Life director or employee. This includes any voluntary or charitable business appointments, business ventures and significant ownership of companies. What are the restrictions on undertaking outside  appointments? ¬ You must never use knowledge gained through your role in Standard Life for an advantage in an outside role or pass knowledge to someone who may use it in this way. ¬ If you are working for, or linked with, a firm or body that is conducting business negotiations with Standard Life, you must not take part in, or influence, these negotiations in any way. ¬ In addition, your contract of employment may prevent you from taking a second job. If you are entitled to take a second job it must not be with one of Standard Life’s competitors. What are my obligations in relation to outside  appointments? ¬ You must comply with the Standard Life Outside Appointments procedure. ¬ If you are unsure, contact Group Secretariat. ¬ In addition to the above, anyone working for Standard Life Investments must also comply with   the outside appointment requirements set out in the Global Code of Conduct Addendum. 08 Doing the right thing Not sure what to do? See speaking up on page 16.

We need to ensure that our decisions and actions do not lead us to further our own interests rather than acting in the best interest of our customers and clients. Doing the right thing 09

Market conduct and inside information What is Market Abuse? There are three aspects to market abuse. It is: ¬ The misuse of inside information for own gain/avoidance of loss; ¬ The unlawful disclosure of inside information; ¬ Manipulating markets by giving false or misleading signals as to the price, supply, or demand for securities. We all must conduct ourselves with integrity and   honesty when  making  investment  decisions  on  behalf of our customers and clients. You must abide  by  the general principles set out within the global regulatory environment  and  must  never  engage  in  market abuse. What is inside information? Inside information is precise information that is not generally available and that a reasonable investor would use to help them make investment decisions. It is also information that, if generally available, would be likely to significantly affect the price of an investment. This includes if you have knowledge of Standard Life’s future intentions, including knowledge of future investment decisions of Standard Life’s products or funds. You must not make use of this knowledge if it  is not generally available. You must also not pass on this knowledge to anyone who does not require it for work purposes. What are the restrictions on my activities? You must not conduct  market  abuse  either  for  personal gain  or  for  Standard  Life’s  gain.  In  particular,  you  must not conduct  any  personal  account  dealing  if  you  have inside information or suspect that such dealing would be market  abuse. What are my obligations if I suspect market abuse or have inside information? If you suspect any form of market abuse you must contact   Risk and Compliance, or the Speak Up helpline, immediately   to ensure the appropriate notifications are made. If you are unsure as to whether you have correctly identified inside information, please refer to the Inside Information and Securities Dealing Procedure note for further information on how to identify and assess potential inside information. In addition to the above, anyone working for Standard Life Investments must also comply with the market conduct and inside information requirements set out in the Global Code of Conduct Addendum. What should I do if... …I overhear information about Standard Life’s results before they are announced? You should not share what you have heard or deal in Standard Life Plc shares. The information is likely to be confidential and may be inside information. You should also speak to the person you overheard to let them    know  what  has  happened. …I am on an Insider List and wish to trade in Standard Life Plc shares? You must contact Group Secretariat. ...I receive or overhear sensitive information about one of Standard Life’s products before it is publicly available? You should not share what you have heard  (including sharing with internal stakeholders) or deal in the   relevant product if the information you have is precise, sensitive, and if it was available to other investors it is likely to have a material impact on the price of the product or allow you to gain an unfair advantage if you acted  on  that information. 10 Doing the right thing Not sure what to do? See speaking up on page 16.

Malpractice, Anti-Bribery and Inducements Gifts and entertainment What are gifts and entertainment? Gifts and entertainment are: ¬ The giving or receiving of gifts and hospitality ¬ Invitations to events ¬ The provision of flights or accommodation. We need to exercise care when offering or accepting gifts or entertainment. These may be perceived as a conflict of interest, an inappropriate inducement or even a bribe, and may risk bringing Standard Life into disrepute. Before offering or accepting a gift or hospitality, we have a duty to assess whether it’s appropriate, taking into account who is involved, the nature of the relationship and the value of the gift or hospitality. Local authorisation procedures and limits on the type and value of gifts and entertainment are  in place and must be followed. We must all record these kinds of benefits (whether offered or received) on the appropriate register in line with local   policies. Please ensure you are aware of the requirements within the Standard Life Gifts and Entertainment Procedure (or your specific local procedures) before accepting or arranging any gifts or entertainment. If you are planning to provide a gift or some entertainment, or you are responsible for authorising any of these activities, you need to consider the questions in the following diagram before going ahead. Am I doing the right thing? Can I demonstrate that the activity provides a benefit to our business and our clients? Would clients think it is worthwhile? Could this gift/ attendance at the event be perceived as creating a conflict of interest? Are we currently involved in a tendering or RFP process with the other party? Is the gift/event more lavish than our clients would expect? Is there a  possiblity of external exposure, through the media for example? If yes, how would this be reported? Is the other party a public official? Are the clients to whom I’d like to provide entertainment involved in a ‘clients at risk’ process? If you have any doubt about the answers to these questions, this may indicate that the activity may not be appropriate. If you are unsure, contact the Financial Crime Centre of Excellence. Not sure what to do? See speaking up on page 16. Doing the right thing  11

12 Doing the right thing Not sure what to do? See speaking up on page 18.

Malpractice, Anti-Bribery and Inducements Political donations and dealing with Government or Public officials What are political donations? Political donations are any gift, subscription, loan, advance or deposit of money or anything of value made for: 1. The purpose of influencing any election for federal state or local office 2. Payment of debt incurred in connection with any such election 3. Transition or inaugural expenses of the successful candidate for state or local office We must not make monetary donations or give indirect assistance to political organisations or election candidates   on  behalf  of  Standard Life. We must not undertake on Standard Life’s behalf any activity that could be  reasonably  regarded  as  intending to influence public opinion towards any political party, organisation  or  election candidate. If you personally wish to  make  political  donations,  you must  consider  whether  there  is  a  conflict  of  interest, for example if you are donating to a local council whose pension scheme is a potential    client. For more information see the People Function’s policy on Political Donations or Support. Examples of “indirect assistance” ¬ Gifts, sponsorship, subscriptions or loans ¬ Expenditure incurred in preparing, publishing and disseminating material. ¬ The payment of expenses incurred directly or indirectly by a political party, organisation or independent candidate. Who are public officials? Public officials are individuals who hold legislative, administrative or judicial positions of any kind, exercise a public function or are an official of a public domestic or international organisation. Public officials have a duty of care to the people they represent and in most countries there is specific legislation covering their exposure to corruption. We do not offer any payments, gifts or other advantages to anyone (including public officials) with the intention of inducing them to act improperly. We must never make,  or knowingly benefit from a third party making,  any inappropriate payment or gift to a public official in order to influence  their  actions.  This  includes  facilitation  payments or “grease payments” which may be regarded as normal in some  countries. What is a facilitation payment? A facilitation payment is any payment made to a public official to ensure that they perform their duty. We should never request or accept such payments, gifts   or other advantages. You should reject any requests for facilitation payments except in ‘extenuating circumstances’ and report them to Risk and Compliance or to the Speak Up helpline. Extenuating circumstances are when there is an immediate threat to life, limb or liberty. In addition to the above, anyone working for Standard Life Investments must also comply with the political donations requirements set out in the Global Code of Conduct Addendum. Not sure what to do? See speaking up on page 16. Doing the right thing 13

Malpractice, Anti-Bribery and Inducements Expenses and company assets We are committed to protecting our customer, client and company assets. We all have a duty to guard against waste and abuse of these  assets. What are expenses? Expenses are costs incurred and paid for using a company credit card or your own money for business related and other authorised activities. What are the restrictions on my expenses claims? Only items that meet the requirements contained in the Finance Function’s policy on expenses can be paid for or reclaimed. If you are ordering goods or services from a third party supplier, they must be paid following the applicable local procedures. A purchase order  must  be  approved  before you order any goods or    services. What are my obligations in relation to expenses? ¬ You must comply with the Finance Function’s policy on expenses. ¬ Expense claims must be filled out accurately and completely. ¬ You must submit receipts within the appropriate timescales via your local procedure. If you are an authorising manager, you must check receipts before approving. What are Company Assets? Company assets are primarily for business use. We should use them responsibly, efficiently and only for legitimate business purposes. We should limit any personal use of the phone, email and internet in line with local guidelines. We must take care to protect physical assets like mobile phones and tablets and secure them when not in use, whether  inside  or  outside  the office. We are all expected to help conserve resources, for example minimising energy, water and paper consumption and recycling any waste. What should I do if... …I realise I have been overpaid expenses? The overpayment will need to be repaid. Contact  your local finance team who deal with staff expenses or, if you are not sure who to contact,  speak with your manager. 14 Doing the right thing Not sure what to do? See speaking up on page 16.

Using information responsibly We are committed to  protecting our customer,  client and corporate   information. The confidentiality, integrity and availability of our information is critical to safeguarding our customers, our clients, our  people,  our  reputation,  our  financial  integrity and allowing us to meet our business objectives. We must never use  confidential  or  inside  information  for  personal gain – or to benefit friends, family or our associates. We   must always treat  Standard  Life’s  confidential  information as  we  would  our own. It is important to consider the audience of such   confidential information before sharing it, even with colleagues, to ensure that it is indeed necessary to share  the information and whether this may lead to a potential    or  actual  conflict  of interest. What data needs to be kept secure? We must  protect  information  relating  to  our  customers and clients  from  unnecessary  disclosure,  whether  inside or outside Standard Life. This includes both corporate information and individuals’ personal data. We all have a duty  to  think  carefully  before  disclosing  any information. We  must  be  particularly  careful  with  different  types of data: ¬ Customer/client data – such as bank details and during ‘Know your customer’ checks ¬ Corporate data – for example information obtained during due diligence or service reviews of business partners ¬ Employee data – including personnel and medical files of our people ¬ Intellectual property – for example details of a new product or investment strategy, or the design of a new property we are developing. We must all meet the requirements set out in the     Protection of Information and Resilience Policy, Global Electronic Communications Policy and Social Media Policy.  We  must  also  meet  any  individual  obligations relating to confidentiality as contained within your contract    of employment, as well as adhering to applicable data protection and privacy laws. This is particularly relevant for personal data, which  includes  any  data  or  information  we have or could come into possession of which allows  us  to identify  a  living individual. What are my obligations in relation to the confidentiality and security of information? We must all think carefully when working with or disclosing information,  particularly  outside  Standard  Life, about the legal requirements and the potential personal or reputational damage that could result from inappropriate disclosure.  Be  particularly  careful  when  using  social media. ¬ You should not conduct business communications using your personal email account ¬ You may not use social media for business purposes unless specifically approved to do so ¬ Anyone who chooses to make their association with Standard Life known when they use personal social media profiles should make it clear that the views they express are theirs and do not represent Standard Life’s views. What happens if I do not treat information with the appropriate level of security and confidentiality? In addition to breaching the policies named above, deliberate misuse  of  information  can  result  in  criminal and civil enforcement. In most countries, there is an information or privacy regulator with powers to fine individuals and companies who do not protect personal and  confidential  information. What should I do if... …I notice that a confidential document has been emailed to the wrong person? Tell the person who sent it what’s happened straight away. If you can’t get hold of them, inform the recipient and ask them not to open the document and destroy all copies. Not sure what to do? See speaking up on page 16. Doing the right thing 15

Wrongdoing and speaking up Speaking up is about more than reporting illegal or unethical behaviour. Reporting this kind of behaviour is, of course, important but we all have a duty to raise concerns of wrongdoing. By raising your genuine concerns as soon as you can, you are potentially helping to protect our customers, clients, people and the business from financial and/or reputational loss. Reporting a concern about wrongdoing is known as whistleblowing. This is  not  to  be confused with concerns about working conditions or relationships with your colleagues which are covered by your local grievance    procedures. You  will not be at risk of losing your job or suffering any form of reprisal as a result of    raising a genuine concern. Standard Life does not tolerate  the harassment or victimisation     of anyone raising a genuine concern and considers it a disciplinary matter to victimise   anyone who has raised a genuine    concern. Who can I speak to? You can speak to your line manager about any of the matters raised in this Code. You can also contact Risk and Compliance if you need advice   or suspect misconduct, illegal or unethical behaviour or financial  crime.  Additionally,  if  you  feel  you  cannot  raise your concern using your normal reporting line, or wish to     raise it anonymously, you can  do  so  using  our  confidential Speak  Up helpline. In  all  jurisdictions  where  we  operate  we  comply  with the applicable whistleblowing regulations and legal requirements. Anyone working as part of Standard Life, regardless of their location, can raise concerns with the UK’s Financial Conduct Authority or Prudential Regulation Authority, or with their local regulator; including the whistleblowing services of the Securities and Exchange Commission or the  Financial  Industry  Regulatory  Authority in  the  United States. Concerns can be raised directly with the relevant regulator at any time, whether you’ve raised the concern internally first or not. You are not required to obtain prior approval to make such a report or notify the company that you have done so. Confidential Speak Up helpline An independent and confidential Speak Up service is available to all people working for Standard Life. The  service is provided by Expolink who are recognised as a leading global authority on all aspects of whistleblowing, You can use it to raise a concern of wrongdoing within Standard Life but feel uncomfortable using the normal internal  channels  to  report it. Additionally, you can raise concerns directly with the regulators of our business; this can be either independent or simultaneous with any concern raised internally. In the UK contact Expolink on +44 (0)800 915 4047 or via expolink.co.uk/standardlife For other countries, local Speak Up telephone numbers and the online form can be found on the main Stan homepage. 16 Doing the right thing

I’m unsure about what the law or regulation says about what I’ve been asked to do. I suspect illegal or unethical behavior within Standard Life. I’ve got a conflict  of interest or moral dilemma. I know about a breach of confidentiality or data protection breach. I’ve seen a colleague behave in an unacceptable or improper way. Not sure what to do? See speaking up on page 16. Doing the right thing 17

Useful information If you do not have access to the Standard Life intranet to access these documents, copies can be obtained from your local Risk and Compliance team. 1. Speak up telephone numbers and online form 2. Inside Information and Securities Dealing Procedure 3. People Function’s Policy on ‘Political Donations or Support’ 4. Standard Life’s Gifts and Entertainment Procedure 5. Finance Function’s Policy on Expenses 6. Protection of Information and Resilience Policy 7. Global Electronic Communications Policy 8. Social Media Policy 18  Doing the right thing Not sure what to do? See speaking up on page 16.

Not sure what to do? See speaking up on page 16. Doing the right  thing  19

Standard Life plc is registered in Scotland (SC286832) at Standard Life House, 30 Lothian Road, Edinburgh EH1 2DH. www.standardlife.com MUL494 1216 © 2016 Standard Life, images reproduced under licence